UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 28, 2011, United Fire & Casualty Company, an Iowa corporation (“United Fire”), and Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”), completed the merger of Mercer with and into a wholly owned subsidiary of United Fire (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of November 30, 2010 (the “Merger Agreement”) among United Fire, Red Oak Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of United Fire (“Acquisition Corp.”) and Mercer. As a result of the Merger, Mercer became a wholly owned subsidiary of United Fire.
As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of Mercer common stock (“Mercer Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than shares of Mercer Common Stock held in the treasury of Mercer or by any subsidiary of Mercer and any shares of Mercer Common Stock owned by United Fire or any wholly owned subsidiary of United Fire), including any allocated and unallocated shares held by the Mercer Employee Stock Ownership Plan (the “Mercer ESOP”), and any shares of restricted stock, was cancelled and converted into the right to receive $28.25 in cash (the “Cash Consideration”), without interest.
In connection with the Merger, each outstanding option to purchase Mercer Common Stock (“Mercer Stock Option”), whether or not vested and exercisable, was, at the Effective Time, cancelled and converted into the right to receive the product of (i) the number of shares of Mercer Common Stock that would have been acquired upon the exercise of such Mercer Stock Option, multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price to acquire a share of Mercer Common Stock under such Mercer Stock Option (the “Option Consideration”), subject to any applicable withholding taxes.
A copy of the press release announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 2.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to United Fire's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2010, and incorporated herein by reference.
The Merger Agreement has been included in this communication to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about United Fire, Acquisition Corp. or Mercer. The representations, warranties and covenants contained in the Merger Agreement (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (iv) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fire, Acquisition Corp. or Mercer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in United Fire's or Mercer's public disclosures.

Item 9.01. Financial Statements and Exhibits.
 (a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Statements and Exhibits.
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
 (c) None.
(d) Exhibits.
The following exhibits are furnished herewith.

Exhibit 2.1
Agreement and Plan of Merger, dated as of November 30, 2010, among United Fire, Acquisition Corp. and Mercer-incorporated by reference to Exhibit 2.1 to United Fire's Current Report on Form 8-K filed on December 1, 2010.

Exhibit 99.1	Press Release, issued by United Fire and Mercer on March 28, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

Date: March 28, 2011	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of November 30, 2010, among United Fire, Acquisition Corp. and Mercer-incorporated by reference to Exhibit 2.1 to United Fire's Current Report on Form 8-K filed on December 1, 2010.

99.1	Press Release, issued by United Fire and Mercer on March 28, 2011.